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                                  EXHIBIT 99.1

              Press Release of the Company dated December 1, 1998

PRESS RELEASE
FOR RELEASE: 8:15 A.M., EASTERN TIME, DECEMBER 1, 1998

GORGES/QUIK-TO-FIX FOODS, INC. EXTENDS CASH TENDER OFFER ON SENIOR SUBORDINATED NOTES


DALLAS, Texas December 1, 1998 Gorges/Quik-to-Fix Foods, Inc. ("Gorges" or the "Company") today announced that it has extended its cash tender offer relating to the $100,000,000 outstanding principal amount of 11 1/2% Senior Subordinated Notes Due 2006, Series B (the "Notes"). The offer, which was scheduled to expire at midnight, New York City time, on Monday, November 30, 1998, has been extended through 10:00 a.m., New York City time, on Tuesday, December 1, 1998.

     Donaldson, Lufkin & Jenrette Securities Corporation is acting as the Dealer Manager for the tender offer. The Depositary for the tender offer is IBJ Schroder Bank & Trust Company. The tender offer is being made pursuant to an Offer to Purchase Statement and related Letter of Transmittal, which more fully set forth the terms of the tender offer. Additional information concerning the terms of the tender offer, tendering notes, conditions to the tender offer and copies of the Offer to Purchase Statement and Letter of Transmittal may be obtained from Donaldson, Lufkin & Jenrette, 1201 W. Peachtree Street, Suite 3650, Atlanta, Georgia 30309, telephone number (404) 897-2894, Attention:
Investment Banking or from IBJ Schroder Bank & Trust Company, One State Street, New York, New York 10004, Attention: Securities Processing Window, SC-1.


Contact:

   Gorges/Quik-to-Fix Foods, Inc.
   A. Scott Letier
   Chief Financial Officer
   (972) 690-7675


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